UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 14, 2008

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

                In connection with the proposed merger (the “Merger”) of Old Second Acquisition, Inc., a wholly-owned subsidiary of the Registrant, with and into HeritageBanc, Inc. (“Heritage”), as described in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-148173), on January 14, 2008, Heritage mailed, to the record holders of all shares of common stock of Heritage as of December 27, 2007, a letter enclosing an Election Form and a Letter of Transmittal (collectively, the “Election Materials”) to be used in connection with the Merger.

                The Election Materials contain instructions regarding the mechanics of the election available to Heritage’s shareholders in connection with the Merger.  The Election Materials will be used by such shareholders in electing to receive cash consideration, stock consideration or a combination thereof in exchange for their shares of Heritage common stock and must accompany certificates representing shares of Heritage common stock in order for such shareholders to receive consideration in the Merger.  Copies of the form cover letter, the Election Form and the Letter of Transmittal are included as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Cover Letter for Election Materials.
	99.2	Election Form.
	99.3	Letter of Transmittal.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: January 14, 2008	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President and Chief Financial Officer